OncoSec Announces Third Quarter and YTD Results for Fiscal Year 2017

SAN DIEGO (June 1, 2017) — OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced third quarter and year-to-date financial results ended April 30, 2017.

“We have made significant progress this past quarter in advancing our clinical and regulatory pathway for ImmunoPulse® IL-12, which we believe can provide a meaningful clinical benefit to patients with limited or no treatment options,” said Punit Dhillon, President and CEO of OncoSec. “With a clinical collaboration and drug supply agreement for pembrolizumab and FDA Fast Track designation in hand, we are working diligently on the site start-up and initiation activities related to our registration-directed study, which we call PISCES. By pursuing an accelerated pathway, this puts us in a favorable position to secure the first approval in the anti-PD-1 non-responder patient population in advanced melanoma.”

Third Quarter and YTD 2017 Financial Results

●	For the third quarter of fiscal 2017 and the nine months ended April 30, 2017, OncoSec reported a net loss of $4.6 million and $15.6 million, or $0.22 per share and $0.79 per share, respectively, compared to a net loss of $6.3 million and $20.3 million, or $0.37 per share and $1.27 per share, respectively, for the same periods last year.

●	The decrease in net loss for the third quarter ended April 30, 2017, compared with the same period in 2016, resulted primarily from: (i) a decrease in research and development expenses, mainly $0.7 million related to clinical trial costs due to a lower number of patient enrollments in a smaller number of actively enrolling trials, as well as lower trial management costs; and, (ii) a decrease of $0.9 million in stock compensation expense, mainly related to a reduction in the value of equity compensation awards.

●	The decrease in net loss for the nine months ended April 30, 2017, compared with the same period in 2016, resulted primarily from: (i) a decrease in research and development expenses, mainly $2.1 million related to clinical trial costs and outside services due to a lower number of patient enrollments in a smaller number of actively enrolling trials, as well as lower trial management costs, and lower salary costs of $0.7 million; and, (ii) a decrease of $1.5 million in stock compensation expense.

●	There were no revenues for the three and nine months ended April 30, 2017 or April 30, 2016.

●	Research and development expenses were $2.7 million and $8.6 million for the third quarter of fiscal 2017 and the nine months ended April 30, 2017, respectively, compared to $3.4 million and $11.1 million for the same periods in 2016.

●	General and administrative expenses were $1.9 million and $6.9 million for the third quarter of fiscal 2017 and the nine months ended April 30, 2017, compared to $2.9 million and $9.2 million for the same period in 2016.

●	At April 30, 2017, OncoSec had $16.1 million in cash and cash equivalents, as compared to $28.7 million of cash and cash equivalents at July 31, 2016. OncoSec based on its current rate of cash consumption, estimates it will need additional capital in the first calendar quarter of 2018 to continue to operate its business.

Third Quarter 2017 and Recent Highlights

ImmunoPulse® IL-12 Progress

●	Presented positive topline results from the primary analysis of the Phase II combination trial of ImmunoPulse® IL-12 and pembrolizumab in melanoma patients that were predicted to be non-responders to anti-PD-1 at the 2017 ASCO-SITC Clinical Immuno-Oncology Symposium. Data showed an objective response of 43% and a best overall response rate (ORR) of 48% at 24 weeks; ORR of 33% in patients with prior checkpoint therapy;

●	Granted FDA Fast Track designation for ImmunoPulse® IL-12 for the treatment of metastatic melanoma following progression on pembrolizumab or nivolumab;

●	Completed clinical trial collaboration and supply agreement for pembrolizumab for the Phase II registration-directed trial, referred to as PISCES; and,

●	Granted international nonproprietary name (INN) for pIL-12 “tavokinogene telseplasmid.”

Strategic Collaborations

●	Initiated a Technology Access Program collaborations with Inhibrx and another undisclosed company.

R&D and Pipeline Expansion

●	Presented positive preclinical data demonstrating the latest developments of the Company’s gene delivery platform in a murine melanoma model at the American Association of Cancer Research (AACR) Annual Meeting;

●	Presented intratumoral electroporation-mediated IL-12 gene therapy data showing enhanced tumor immunogenicity at the Keystone Symposia conference;

●	Continued development of novel multi-gene constructs and advancing new preclinical candidates that target multiple cancer immune regulating mechanisms in solid tumors; and,

●	Advanced tumor targeted delivery technologies focused on treating visceral tumor applications.

2017 Development Milestones

●	PISCES a Phase II study of ImmunoPulse® IL-12 in combination with anti-PD-1 in melanoma patients that progress on anti-PD-1 therapies, will be open for enrollment in June 2017;

●	Availability of top-line data for PISCES targeted for fourth quarter of 2017;

●	Patients predicted to be non-responders treated with the combination with tavokinogene telseplasmid and pembrolizumab ;

●	Assess long-term follow-up data from first cohort of patients (n=22) enrolled in Phase II Investigator Sponsored Trial assessing combination of ImmunoPulse® IL-12 and pembrolizumab in melanoma patients; and,

●	Establish key collaborations and expand the use of our technology through the technology access program using our novel Tissue Responsive Adaptive Controlled Electroporation (TRACE) enabled delivery technology.

About OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies with an investigational technology, ImmunoPulse®, for the treatment of cancer. ImmunoPulse® is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as IL-12. In Phase I and II clinical trials, ImmunoPulse® IL-12 has demonstrated a favorable safety profile and evidence of anti-tumor activity in the treatment of various solid tumors as well as a systemic immune response. OncoSec’s lead program, ImmunoPulse® IL-12, is currently in clinical development for several indications, including metastatic melanoma and triple-negative breast cancer. The program’s current focus is on the significant unmet medical need in patients with melanoma who are refractory or non-responsive to anti-PD-1/PD-L1 therapies. In addition to ImmunoPulse® IL-12, the Company is also identifying and developing new immune-targeting agents for use with the ImmunoPulse® platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “objective,” “expect,” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, the following: uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; unexpected new data, safety and technical issues; our ability to raise additional funding necessary to fund continued operations; and the other factors discussed in OncoSec’s filings with the Securities and Exchange Commission.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

OncoSec Medical Incorporated

Condensed Consolidated Balance Sheet and Condensed Balance Sheet

	(unaudited)
	April 30, 2017	July 31, 2016
Assets
Current assets
Cash and cash equivalents	$16,106,338	$28,746,224
Prepaid expenses and other current assets	987,160	671,184
Total Current Assets	17,093,498	29,417,408
Property and equipment, net	2,493,784	2,799,930
Other long-term assets	384,256	189,309
Total Assets	$19,971,538	$32,406,647

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$2,644,259	$3,223,327
Accrued compensation	168,234	242,924
Total Current Liabilities	2,812,493	3,466,251
Other long-term liabilities	1,196,716	887,292
Total Liabilities	4,009,209	4,353,543

Commitments and Contingencies

Stockholders’ Equity
Common stock authorized - 160,000,000 common shares with a par value of $0.0001, common stock issued and outstanding — 21,168,194 and 18,036,263 common shares as of April 30, 2017 and July 31, 2016, respectively	25,582	25,269
Additional paid-in capital	93,195,870	88,233,965
Warrants issued and outstanding — 9,494,740 and 12,859,286 warrants as of April 30, 2017 and July 31, 2016, respectively	11,780,307	13,288,527
Accumulated other comprehensive income	7,094	-
Accumulated deficit	(89,046,524)	(73,494,657)
Total Stockholders’ Equity	15,962,329	28,053,104
Total Liabilities and Stockholders’ Equity	$19,971,538	$32,406,647

OncoSec Medical Incorporated

Condensed Consolidated Statements of Operations and Condensed Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2017	April 30, 2016	April 30, 2017	April 30, 2016

Revenue	$-	$-	$-	$-
Expenses:
Research and development	2,656,073	3,376,757	8,638,423	11,149,652
General and administrative	1,904,899	2,874,362	6,912,053	9,174,406
Loss before income taxes	(4,560,972)	(6,251,119)	(15,550,476)	(20,324,058)
Provision for income taxes	-	290	1,391	2,462
Net loss	$(4,560,972)	$(6,251,409)	$(15,551,867)	$(20,326,520)
Basic and diluted net loss per common share	$(0.22)	$(0.37)	$(0.79)	$(1.27)
Weighted average shares used in computing basic and diluted net loss per common share	20,704,393	16,971,214	19,809,739	15,955,116

OncoSec Medical Incorporated

Condensed Consolidated Statements of Comprehensive Loss and Condensed Statements of Comprehensive Loss

(unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2017	April 30, 2016	April 30, 2017	April 30, 2016

Net Loss	$(4,560,972)	$(6,251,409)	$(15,551,867)	$(20,326,520)
Foreign currency translation adjustments	7,080	-	7,094	-
Comprehensive Loss	$(4,553,892)	$(6,251,409)	$(15,544,773)	$(20,326,520)

OncoSec Medical Incorporated

Condensed Consolidated Statement of Cash Flows and Condensed Statement of Cash Flows

(unaudited)

	Nine Months Ended
	April 30, 2017	April 30, 2016
Operating activities
Net loss	$(15,551,867)	$(20,326,520)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	284,319	253,664
Loss on disposal of property and equipment	-	41,989
Stock-based compensation	3,378,991	4,676,215
Changes in operating assets and liabilities:
Decrease(Increase) in prepaid expenses and other current assets	(315,976)	532,214
Decrease(Increase) in other long-term assets	(163,542)	25,286
Decrease(Increase) in accounts payable and accrued liabilities	(579,068)	461,617
Increase (decrease) in accrued compensation	(74,690)	15,724
Increase in other long-term liabilities	309,424	573,654
Net cash used in operating activities	(12,712,409)	(13,746,157)
Investing activities
Purchases of property and equipment	(9,578)	(1,156,420)
Net cash used in investing activities	(9,578)	(1,156,420)
Financing activities
Proceeds from issuance of common stock and warrants	-	7,500,010
Payment of financing and offering costs	-	(613,915)
Proceeds from exercise of warrants	30,950	-
Proceeds from issuance of common stock	44,057	-
Net cash provided by financing activities	75,007	6,886,095
Effect of exchange rate changes on cash	7,094	-
Net (decrease) in cash	(12,639,886)	(8,016,482)
Cash and cash equivalents, at beginning of period	28,746,224	32,035,264
Cash and cash equivalents, at end of period	$16,106,338	$24,018,782

Supplemental disclosure for cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$1,391	$2,462

Noncash investing and financing transaction:
Fair value of placement agent warrants issued in the public offering	$-	$242,143
Issuance of common stock in connection with a contractual agreement	$-	$55,500
Noncash expiration of warrants	$1,479,274	$431,981
R&D Equipment in use but financed through accounts payable and accrued liabilities	$-	$393,718

CONTACTS:

Investor Relations:

OncoSec Medical Incorporated

Phone: 855-662-6732

investors@oncosec.com